UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

POLARIS INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(Registrant’s telephone number, including area code) (763) 542-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	PII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Election of Director

On May 4, 2021, Polaris Inc. (the “Company”) announced that Michael Speetzen, the Company’s Interim Chief Executive Officer, has been appointed by the Board of Directors of the Company (the “Board”) to serve as Chief Executive Officer of the Company, effective April 30, 2021 and appointed to serve on the Company’s Board of Directors as a Class III Director of the Company. Mr. Speetzen has served as an Interim Chief Executive Officer of the Company since January 1, 2021 and previously served as the Company’s Chief Financial Officer.

Mr. Speetzen, 51, joined Polaris in August 2015 as executive vice president, Finance and Chief Financial Officer. Prior to joining Polaris, Mr. Speetzen was senior vice president and CFO of Xylem, Inc. since 2011, when the Company was formed from the spinoff of the water businesses of ITT Corporation. He joined ITT in 2009. Mr. Speetzen was responsible for the financial planning, accounting, controls, treasury, M&A activity, investor relations and strategy of Xylem Inc. Prior to joining ITT, he served as executive vice president and CFO for the StandardAero Company owned by the private equity firm Dubai Aerospace Enterprise. Previously, he held positions of increasing responsibility in the finance functions at Honeywell and General Electric. Mr. Speetzen currently serves on the Board of Directors of Pentair plc. Mr. Speetzen earned his Master of Business Administration from Thunderbird School of Global Management at Arizona State University and his Bachelor’s Degree in management from Purdue.

Pursuant to the terms of the offer letter between the Company and Mr. Speetzen, dated April 29, 2021, Mr. Speetzen will receive: (i) an annual base salary of $1,035,000; (ii) an annual target cash incentive equal to 120% of his base salary; and (iii) an incremental long-term incentive award (the “Incremental LTI Award”) that consists of 50% stock options, 25% performance-based restricted stock units (PRSUs) for the 2021-2023 performance cycle, and 25% time-based restricted stock units (RSUs) with a grant date fair value of $2,215,000 as determined by the Compensation Committee in its discretion. This Incremental LTI Award consists of the same mix of awards, vesting schedule, performance period and conditions as the standard annual long-term incentive award granted in January 2021 to officers.

Mr. Speetzen will continue to be party to the severance agreement between Mr. Speetzen and the Company entered into on July 31, 2015 and will participate in benefit programs generally available to other executive officers.

The monthly cash stipend of $30,000 previously provided pursuant to the terms and conditions of the offer letter dated December 21, 2020 between the Company and Mr. Speetzen in connection with his appointment as Interim Chief Executive Officer will be terminated, and cease to be due and payable, effective as of May 1, 2021.

Appointment of Chief Financial Officer

In connection with the appointment of Mr. Speetzen as Chief Executive Officer, on May 4, 2021, the Company announced that the Board appointed Robert P. Mack, the Company’s Interim Chief Financial Officer, to serve as Chief Financial Officer, effective April 30, 2021, with the title Chief Financial Officer and EVP, Finance & Corporate Development and President, Global Adjacent Markets. Mr. Mack has served as an Interim Chief Financial Officer of the Company since January 1, 2021 and previously served as the Company’s Senior Vice President—Corporate Development and Strategy and President—Global Adjacent Markets and Boats.

Mr. Mack, 51, joined Polaris in April 2016 as senior vice president of Corporate Development and Strategy, and president of Global Adjacent Markets. Prior to joining Polaris, Mr. Mack was vice president, Corporate Development for Ingersoll Rand. In that role he had global responsibility for its acquisition and divestiture activities. With Ingersoll Rand for 20 years, Mr. Mack held a variety of sales, financial, M&A, and operational positions with the Company. Mr. Mack currently serves on the Board of Directors of West Marine and is chairman of the Audit Committee. He received his Master of Business Administration from Duke University and his Bachelor of Business Administration from Siena College, and is a certified public accountant (inactive).

Pursuant to the terms of the offer letter between the Company and Mr. Mack dated April 30, 2021, Mr. Mack will receive: (i) an annual base salary of $575,000; (ii) an annual target cash incentive equal to 100% of his base salary; and (iii) an Incremental LTI Award that consists of 50% stock options, 25% PRSUs, and 25% RSUs with a grant date fair value of $313,000 as determined by the Compensation Committee in its discretion. This Incremental LTI Award consists of the same mix of awards, vesting schedule, performance period and conditions as the standard annual long-term incentive award granted in January 2021 to officers.

Mr. Mack will continue to be party to the severance agreement between Mr. Mack and the Company entered into on March 31, 2016 and will participate in benefit programs generally available to other executive officers. Mr. Mack will also continue to be eligible for that certain defined benefit replacement provided in the Offer Letter dated February 9, 2016 between the Company and Mr. Mack.

The monthly cash stipend of $15,000 previously provided pursuant to the terms and conditions of the employment offer letter dated December 21, 2020 between the Company and Mr. Mack in connection with his appointment as Interim Chief Financial Officer  will be terminated, and cease to be due and payable, effective as of May 1, 2021.

The descriptions of the terms of Mr. Speetzen and Mr. Mack’s employment are qualified in their entirety by reference to the offer letter agreements between the Company and Mr. Speetzen and between the Company and Mr. Mack, respectively, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and incorporated herein by reference.

A copy of the Company’s press release announcing the appointments is furnished as Exhibit 99.1 and is attached to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter Agreement dated April 29, 2021 between Michael T. Speetzen and the Company
10.2	Offer Letter Agreement dated April 30, 2021 between Robert P. Mack and the Company
99.1	Press Release dated May 4, 2021 of Polaris Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2021

POLARIS INC.

/s/ Lucy Clark Dougherty
Lucy Clark Dougherty
Senior Vice President—General Counsel and Secretary